UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

AVANT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-225433 (Commission File Number)	38-4053064 (I.R.S. Employer Identification Number)

c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

(Address and telephone number of principal executive offices)

(Issuer’s telephone number)

(866) 533-0065

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable

 Item 1.01 - Entry into a Material Definitive Agreement

On September 15, 2025 (the “Effective Date”), Avant Technologies Inc. (the “Company” and “AVAI”) entered into a Joint Venture and License Agreement with SGAustria Pte. Ltd., a Singaporean company with registered number UEN 200901830C (the “Austrianova”), collectively referred to as the “Counterparties”, setting forth the principal terms of a Joint Venture and License Agreement (the “Agreement”).

The Agreement sets forth the understanding of the Counterparties with respect to the formation of a new company, Klothonova Inc. (the “Klothonova”), and contribute the proprietary rights, know-how, resources and funding as described in the License Agreement.

Austrianova is a cutting-edge Biotech company based in Singapore embracing leading world quality standards to produce cell-based products. Austrianova’s expertise and technologies are backed up by more than 50 international peer reviewed publications, as well as by contracts from leading pharmaceutical and biotech companies. Austrianova’s scientists are experts in cell biology, GMP-grade cell products and encapsulation of living cells. Austrianova has developed a proprietary cell encapsulation technology to protect, isolate, store, and transport living cells, as well as oXering cell line development and GMP Manufacturing capabilities and expertise and it intends to contribute its intellectual property, know- how, and resources to Klothonova to achieve the purposes of the Agreement.

AVAI will contribute all of the resources and capital required by Klothonova, Inc’s formation and operation for the next eighteen (18) months, not to exceed $1.5 million USD in capital and its resources in exchange for the common stock of Klothonova. AVAI will use its best efforts to assist in arranging additional funding as needed, as described in the Agreement, at no cost to Austrianova.

The ownership of Klothonova shall be 50% AVAI and 50% Austrianova. The Klothonova will be governed and operated pursuant to the terms of a limited liability company agreement.

The foregoing descriptions of the Joint Venture and License Agreement are qualified in their entirety by reference to the full text of such agreement, copy of which are attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements concerning future financing arrangements and the Company’s business strategy. These statements are based on current expectations and assumptions and involve risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Joint Venture and License Agreement dated September 15, 2025

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 18, 2025	AVANT TECHNOLOGIES INC.

	By:	/s/	Vitalis Racius
		Name:	Vitalis Racius
		Title:	Chief Financial Officer, Director & Treasurer